INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 333-34932, of our report dated July 19, 2000, relating to the Bonfiglio & Reed Options Fund and to the reference to us under the heading "Other Services", included in such Registration Statement.

/s/ Deloitte & Touche LLP

Dayton, Ohio
July 25, 2000